As filed with the Securities and Exchange Commission on June 17, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HILL INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-0953973
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

303 Lippincott Centre, Marlton, New Jersey 08053

(Address of principal executive offices) (Zip Code)

HILL INTERNATIONAL, INC. 2006 EMPLOYEE STOCK OPTION PLAN

(Full title of the plan)

Irvin E. Richter

Chairman and Chief Executive Officer

Hill International, Inc.

303 Lippincott Centre

Marlton, New Jersey 08053

(Name and address of agent for service)

(856) 810-6200

(Telephone number, including area code, of agent for service)

Copies to:

Darrick M. Mix, Esquire

Duane Morris LLP

30 South 17th Street

Philadelphia, PA 19103-4196

(215) 979-1206

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Common Stock, par value $0.0001 per share	2,000,000	$6.51	$13,020,000	$1,676.98

(1)         Consists of 2,000,000 additional shares reserved for issuance under the Registrant’s 2006 Employee Stock Option Plan, as amended through June 12, 2014.  As of such date, the Plan authorized the issuance of an aggregate of 10,000,000 shares, of which 1,140,000 shares were registered by Registration Statement No. 333-141814, 1,860,000 shares were registered by Registration Statement No. 333-155332, 3,000,000 shares were registered by Registration Statement No. 333-174737, 2,000,000 shares were registered by Registration Statement No. 333-182282 and 2,000,000 shares are registered by this Registration Statement.

(2)         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Act”), this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(3)         Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Act, based on the average of the high and low prices for our Common Stock as reported on the New York Stock Exchange on June 11, 2014.

This Registration Statement also relates to the Prior Registration Statements (as defined herein) (Registration Statement Nos. 333-141814, 333-155332, 333-174737 and 333-182282) and is being filed pursuant to General Instruction E of Form S-8 in order to register additional securities of the same class as other securities for which registration statements filed on this form relating the same employee benefit plan are effective.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, the Registrant hereby makes the following statements: On April 2, 2007, the Registrant filed a Registration Statement on Form S-8 (Registration Statement No. 333-141814) (the “2007 Registration Statement”), to register 1,140,000 shares of the Registrant’s common stock, $0.0001 par value (the “Common Stock”), for issuance under the Hill International, Inc. 2006 Employee Stock Option Plan, as amended (the “Plan”).  On November 13, 2008, the Registrant filed a Registration Statement on Form S-8 (Registration Statement No. 333-155332) (the “2008 Registration Statement”) to register 1,860,000 additional shares of Common Stock for issuance under the Plan.  On June 6, 2011, the Registrant filed a Registration Statement on Form S-8 (Registration Statement No. 333-174737) (the “2011 Registration Statement”) to register 3,000,000 additional shares of Common Stock for issuance under the Plan.  On June 22, 2012, the Registrant filed a Registration Statement on Form S-8 (Registration Statement No. 333-182282)  (the “2012 Registration Statement” and, collectively with the 2007 Registration Statement, the 2008 Registration Statement and the 2011 Registration Statement, the “Prior Registration Statements”) to register 2,000,000 additional shares for issuance under the Plan. The contents of the Prior Registration Statements are incorporated by reference into this Registration Statement. The Registrant is now filing this Registration Statement to register an additional 2,000,000 shares of Common Stock that may be issued under the Plan pursuant to amendments to the Plan authorized by the stockholders of the Registrant on June 12, 2014.

Item 8.              Exhibits.

See the Exhibit Index included herewith which is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Document Description

5.1	Opinion of Duane Morris LLP (filed herewith).

10.1

Hill International, Inc. 2006 Employee Stock Option Plan (as amended through June 12, 2014). Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 13, 2014.

23.1	Consent of EisnerAmper LLP (filed herewith).

23.2	Consent of Duane Morris LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Marlton, New Jersey, on June 17, 2014.

HILL INTERNATIONAL, INC.

By:	/s/ Irvin E. Richter
Irvin E. Richter
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, each of the undersigned constitutes and appoints Irvin E. Richter and David L. Richter, and each of them, as attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their capacities.

/s/ Irvin E. Richter	Chairman of the Board and Chief Executive Officer	June 17, 2014
Irvin E. Richter	(principal executive officer)

/s/ David L. Richter	President and Chief Operating Officer and Director	June 17, 2014
David L. Richter

/s/ John Fanelli III	Senior Vice President and Chief Financial Officer	June 17, 2014
John Fanelli III	(principal financial officer)

/s/ Ronald F. Emma	Senior Vice President and Chief Accounting Officer	June 17, 2014
Ronald F. Emma	(principal accounting officer)

/s/ Camille S. Andrews	Director	June 17, 2014
Camille S. Andrews

/s/ Brian W.Clymer	Director	June 17, 2014
Brian W. Clymer

/s/ Gary F. Mazzucco	Director	June 17, 2014
Gary F. Mazzucco

/s/ Alan S. Fellheimer	Director	June 17, 2014
Alan S. Fellheimer

/s/ Steven M. Kramer	Director	June 17, 2014
Steven M. Kramer